Subsidiaries of inVentiv Health Inc.
As of 12/31/09

State of
Operating Unit / Legal Entity	Incorporation	Country

inVentiv Health, Inc.	Delaware	US
Ventiv Commercial Services, LLC	New Jersey	US
Ventiv Pharma Services Canada, Inc.	Canada	Canada
PromoTech Research Associates, Inc.	Colorado	US
Blue Diesel, LLC	Ohio	US
MedConference LLC	Delaware	US
Promotech Logistics Solutions, LLC	Delaware	US
Pharmaceutical Resource Solutions of Puerto Rico, Inc.	Puerto Rico	Puerto Rico
Advance Insights Inc. (fka: Health Products Research, Inc.)	New Jersey	US
Smith Hanley Holding Corp.	Delaware	US
Smith Hanley Consulting Group LLC	Delaware	US
MedFocus LLC	Delaware	US
inVentiv Clinical Solutions LLC	Delaware	US
Smith Hanley Associates LLC	Delaware	US
Anova Clinical Resources LLC	Delaware	US
HHI Clinical & Statistical Research Services, L.L.C.	Delaware	US
Synergos LLC	Delaware	US
ParagonRx International LLC	Delaware	US
InChord Holding Corporation	Delaware	US
Patient Marketing Group LLC	New Jersey	US
InVentiv Communications, Inc.	Ohio	US
Gerbig, Snell Weisheimer Advertising, LLC	Ohio	US
Taylor Search Partners, LLC	Ohio	US
Y Brand Outlook LLC	Ohio	US
Cadent Medical Communications LLC	Ohio	US
Stonefly Communications Group LLC	Ohio	US
Navicor Group LLC	Ohio	US
InChord Global LLC	Ohio	US
The Center for Biomedical Continuing Education LLC	Ohio	US
The Selva Group LLC	Ohio	US
Palio Communications LLC	Ohio	US
InChord Group Limited	UK	UK
InChord Limited	UK	UK
inVentiv Canada ULC (aka JSAI)	Canada	Canada
InsightOut ULC	Canada	Canada
GSW Advertising Inc	Canada	Canada
Chamberlain Communications LLC	Delaware	US
Chamberlain Communications (UK) Limited	UK	UK
Ignite Health LLC	Delaware	US
Addison Whitney LLC	North Carolina	US
Chandler Chicco Companies LLC	Delaware	US
Chandler Chicco Agency, L.L.C.	NY	US
BioSector 2 LLC	NY	US
Chandler Chicco Agency, Ltd.	UK	UK
BioSector 2 Limited	UK	UK
Chandler Chicco Agency SARL	France	France
Litmus Medical Marketing and Education Limited	UK	UK
Chandler Chicco Productions LLC	NY	US
BrandTectonics, LLC	NY	US
Allidura Communications LLC	NY	US
VerStone Digital LLC	NY	US
inVentiv Medical Education Group, LLC	Ohio	US
Axcelo MSL Solutions LLC	Ohio	US
Interphaz Bioconsulting LLC	Ohio	US
GSW Europe GmbH	Germany	Germany
Angela Leidler GmbH	Germany	Germany
inServ GmbH	Germany	Germany
inVentiv Mexico S. del R.L. de C.N.	Mexico	Mexico
inVentiv Health Japan KK	Japan	Japan
AWAC LLC	Georgia	US
Franklin Pharma Services, LLC	New Jersey	US
Adheris Inc.	Delaware	US
inVentiv Clinical solutions Pesquisa Clinica Ltda.	Brazil	Brazil
inVentiv Health Limited Company	Taiwan	Taiwan
inVentiv International B.V.	Netherlands	Netherlands
Rapid Deployment Group Limited	UK	UK
Ventiv Holdings (UK)	UK	US
Ventiv Health Limited	UK	UK
Kestrel Healthcare Limited	UK	UK
Creative Healthcare Solutions, LLC	Ohio	US
Strategyx, LLC	NJ	US
DialogCoach LLC	Delaware	US
Pharmaceutical Resource Solutions, LLC	Delaware	US